UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ZIX CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

To our Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Zix Corporation, which will take place Wednesday, June 12, 2013, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Details of the business to be conducted at the Annual Meeting are given in the Official Notice of the Meeting, Proxy Statement and form of proxy enclosed with this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of shareholders for the meeting. When you vote in advance, please indicate your intention to personally attend the Annual Meeting. Please see the Question and Answer section of the enclosed Proxy Statement for instructions if you plan to personally attend the Annual Meeting.

Whether or not you are able to personally attend the Annual Meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the Annual Meeting if you choose not to attend in person. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

We appreciate your continued interest in Zix Corporation.

On behalf of the Board of Directors,

Dallas, Texas	Richard D. Spurr
May 3, 2013	Chairman of the Board

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Zix Corporation will take place on Wednesday, June 12, 2013, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Registration will begin at 9:30 a.m.

At the meeting, we will ask shareholders to consider and vote on the following proposals:

1.	Elect seven members of our Board of Directors for a one-year term;

2.	Ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

3.	Approve, on an advisory basis, the compensation of our named executive officers; and

4.	Any other matters properly brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 15, 2013, will be entitled to vote at the meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,

Dallas, Texas	James F. Brashear
May 3, 2013	Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2013

This Proxy Statement, accompanying proxy card and our Annual Report are available at investor.zixcorp.com in a searchable, readable, and printable format and in a cookie-free environment.

YOUR VOTE IS IMPORTANT.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or if you received a paper copy of the proxy card, by signing, dating, and returning the proxy card in the enclosed postage-paid envelope will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

Questions and Answers About the Annual Meeting and Voting

This Question and Answer section provides some background information and brief answers to several questions you might have about the enclosed proposals. We encourage you to read this Proxy Statement in its entirety.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy.

When I vote my shares, whom am I designating as my proxy?

We have designated James F. Brashear, our Vice President, General Counsel and Corporate Secretary, and Michael W. English, our Chief Financial Officer, to act as proxy holders at the Annual Meeting as to all shares for which proxy cards are returned or voting instructions are provided by Internet or telephonic voting.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the record date?

The record date for the Annual Meeting is April 15, 2013. The record date is established by our Board of Directors as required by Texas law. Only shareholders of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting.

What is the difference between a shareholder of record and a shareholder who holds stock in street name, also called a “beneficial owner”?

If your shares are registered in your name at our stock registrar and transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are registered at our stock registrar and transfer agent, Computershare Trust Company, N.A., in the name of a broker, bank, trustee, nominee, or other similar shareholder of record, your shares are held in street name and you are the beneficial owner of the shares.

What methods can I use to vote?

By Written Proxy. All shareholders may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All shareholders of record may vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other shareholder of record makes those methods available, in which case the bank, broker, or other shareholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

By In- Person Ballot. Shareholders of record and street name holders may vote in person at the Annual Meeting as described in the following question and answer.

How do I cast a ballot in person at the Annual Meeting?

Shareholders of Record. You will need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting.

i

Street Name Holders. You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. You will also need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

What will occur at the Annual Meeting?

First, we will determine whether we have a quorum of shares represented at the Annual Meeting to conduct business. If a quorum is not present at the Annual Meeting, we will adjourn or reschedule the meeting. If enough shares are represented at the Annual Meeting to conduct business, then we will vote on the proposals described in this Proxy Statement and any other business that is properly brought before the meeting and any adjournments or postponements thereof. We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.

A representative of Whitley Penn LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if that representative so desires, and to respond to appropriate questions. A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the independent inspector of election.

What is a quorum?

The holders of a majority of the shares who are entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the notice. A shareholder will be deemed to be represented at the Annual Meeting if the shareholder:

•	Is present in person; or

•	Is not present in person, but has voted by proxy card before the Annual Meeting; or

•	Is not present in person, but a broker has cast for the shareholder a discretionary vote on Proposal 2.

As of the record date, there were 61,861,970 shares outstanding and entitled to vote at the Annual Meeting, held by or through 467 holders of record. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 61,861,970 votes at the Annual Meeting, so a quorum equals 30,930,986 shares of our common stock.

What proposals are shareholders being asked to consider at the Annual Meeting?

At the Annual Meeting, we will ask our shareholders to consider and vote on the following:

•	Proposal 1 is to elect seven members of our Board of Directors for a one-year term;

•	Proposal 2 is to ratify the selection of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	Proposal 3 is a vote to approve, on an advisory basis, the compensation of our named executive officers; and

•	Any other matters properly brought before the meeting or any adjournment or postponement thereof.

What are my voting choices on Proposal 1 for director nominees?

For the vote on the election of the director nominees, shareholders may:

•	Vote in favor of all nominees;

•	Vote to withhold votes from all nominees; or

•	Vote to withhold votes as to specific nominees, and in favor of the remaining nominees.

What vote is needed to elect directors?

The seven nominees will be elected who receive a plurality of the FOR votes out of all votes cast (either FOR or WITHHELD) in person or by proxy at the Annual Meeting.

The Board recommends that you vote “FOR” Proposal 1 and “FOR” each of the director nominees.

What is a plurality of the votes?

In order to be elected, a director nominee does not have to receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting. Instead, the seven nominees who will be elected are those seven who receive the most FOR votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

What are my voting choices on Proposal 2, the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm?

For the vote on the ratification of the appointment of our independent registered public accounting firm, shareholders may:

•	Vote in favor of the ratification;

•	Vote against the ratification; or

•	Abstain from voting on the ratification.

Our Board recommends that you vote “FOR” Proposal 2.

What vote is required to ratify the appointment of the Company’s auditors?

The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

What are my voting choices on Proposal 3, the advisory vote to approve on executive compensation?

For the advisory vote on executive compensation, shareholders may:

•	Vote for approval on an advisory basis to approve the executive compensation;

•	Vote against the executive compensation advisory approval; or

•	Abstain from voting on the advisory proposal.

Our Board recommends that you vote “FOR” Proposal 3.

What vote is required for the advisory approval of the Company’s executive compensation?

The Company’s executive compensation will receive the advisory approval of the shareholders if the votes cast FOR the proposal are a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

How often will the Company hold an advisory vote to approve executive compensation?

Our Board intends to hold an annual advisory vote for shareholders to approve the compensation of our named executive officers.

What if a shareholder does not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each proposal described on the enclosed proxy card. Proxy cards that are signed and returned will be voted FOR proposals described in this proxy statement for which no specific instructions are given.

How are withheld votes, abstentions and broker non-votes counted?

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting. Shares voted WITHHELD as to a director nominee on Proposal 1 will count as votes against the indicated nominee.

Shares voted ABSTAIN on any of Proposals 2 and 3 will have the same effect as votes cast AGAINST that proposal. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on the proposals.

Why did I receive more than one Proxy Statement?

If you received more than one Proxy Statement, your shares are probably registered in different names or are in more than one account. Please vote each proxy card that you receive.

What if I want to change my vote?

You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the Annual Meeting and change your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.

Where will I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and will publish the preliminary or final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the voting results are not final when that Current Report is filed, we will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the final voting results are determined. You may request a copy of that Current Report at investor.zixcorp.com or by contacting our Investor Relations office at (214) 515-7357.

Where can I find additional information? Who can help answer my questions?

You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section titled “WHERE YOU CAN FIND MORE INFORMATION” describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934 and other information about our Company. Additionally, a copy of this Proxy Statement is available on our Company’s website at investor.zixcorp.com.

If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, please contact: Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

PROXY STATEMENT

Annual Meeting of Shareholders

June 12, 2013

Information Concerning Solicitation And Voting

General

This Proxy Statement is furnished on behalf of the Board of Directors of Zix Corporation (“we,” “us,” “our” or the “Company”) to solicit proxies to be voted at the Annual Meeting of our Shareholders to be held on Wednesday, June 12, 2013, at 10:00 a.m. Central Time, and at any adjournment or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

Whether or not you personally attend, it is important that your shares be represented and voted at the Annual Meeting. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other shareholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for shareholders of record will be available until 11:59 p.m., local time, on June 11, 2013. This Proxy Statement and the accompanying proxy card were first mailed on or about May 3, 2013.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

Solicitation of Proxies

This solicitation is being made on behalf of our Board of Directors. We will bear the expense of the preparation, printing and distribution of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement, and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board related to the furnishing of this Proxy Statement. We have engaged Georgeson Inc. to assist in the solicitation of proxy materials from shareholders at a fee of approximately $7,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, fax, e-mail, or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold those shares. To obtain the necessary representation of shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, fax, e-mail, or personal interview by our officers or employees, without additional compensation, or by selected securities dealers. We anticipate that the cost of those supplementary solicitations, if any, will not be material.

Purpose of Annual Meeting

The purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and to consider any other business that may properly come before the Annual Meeting, including any adjournment or postponement thereof. At the meeting, we will ask shareholders to consider and vote on the following proposals:

•	Proposal 1: elect seven members of our Board of Directors for a one-year term;

•	Proposal 2: ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2013; and

•	Proposal 3: approve, on an advisory basis, the compensation of our named executive officers.

Record Date and Shares Outstanding

Only shareholders who owned shares of our common stock at the close of business on April 15, 2013, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 61,861,970 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date.

Quorum

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum to conduct business at the meeting. As of the Record Date, there were 61,861,970 shares outstanding and entitled to vote at the Annual Meeting, so we will require a quorum of at least 30,930,986 shares represented at the Annual Meeting in order to conduct business at the meeting.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised. Execution of the proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made before the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting before the voting of the proxy. Any revocation sent to the Company must include the shareholder’s name and must be received before the Annual Meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked signed proxies, will be voted FOR each of the proposals that will be considered at the Annual Meeting. In addition, if any other matters properly come before the Annual Meeting the persons named as proxy holders in the enclosed proxy card will have discretion as to how they will vote the shares they represent. Other than the proposals described in this Proxy Statement, we have not received notice of any matters that may properly be presented at the Annual Meeting.

Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters’ rights with respect to any of the proposals that will be considered at the Annual Meeting.

Tabulation of Votes

Votes cast at the Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc. as the independent inspector of election.

Vote Required to Approve Proposals

Proposal 1

On Proposal 1, shares may either be voted FOR an individual director nominee or voted WITHHELD as to an individual director nominee. If a quorum is represented at the Annual Meeting, the seven nominees who receive the greatest number of FOR votes (also called a “plurality” of FOR votes) will be elected as directors. Brokers cannot cast discretionary votes in the election of directors, so you must instruct your broker how to vote your shares on Proposal 1. A vote WITHHELD as to any director effectively will be counted as a vote against the election of that director. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2

On Proposal 2, shares may either be voted FOR the ratification of the appointment of Whitley Penn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, or voted AGAINST that ratification, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, the approval of Proposal 2 would require the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual meeting. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 2.

Proposal 3

On Proposal 3, shares may either be voted FOR the approval, on an advisory basis, of the compensation of our named executive officers, or voted AGAINST that advisory approval, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, approval of Proposal 3 requires the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 3.

Other Matters

An affirmative vote of a majority of the shares represented at the Annual Meeting is generally required for action on any other matters that may properly come before the Annual Meeting.

Effect of Broker Non-Votes

If your shares are held in a brokerage account and you do not instruct your broker how to vote on a particular proposal, your brokerage firm could either:

•	Vote your shares on that proposal in the broker’s discretion, if the rules permit; or

•	Leave your shares unvoted on that proposal.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers do not have discretionary authority to vote on Proposals 1 or 3, but they do have the discretionary authority to vote on Proposal 2.

Shareholders’ Proposals

If you would like to submit a proposal to be included in the Proxy Statement for the 2014 Annual Meeting of Shareholders next year, the submission must be in writing and received by us no later than January 3, 2014. Submissions of shareholder proposals after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2014 Annual Meeting. A shareholder proposal that does not qualify under SEC Rule 14a-8 for inclusion in our Proxy Statement must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than February 12, 2014 and no later than March 14,2014.

All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

Reducing the Costs of Proxy Solicitation

To reduce the expenses of delivering duplicate proxy materials, we take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or (214) 370-2000. For future Annual Meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record regarding the availability of this service.

Proposals

PROPOSAL 1 — ELECTION OF DIRECTORS

Our shareholders will vote on the election of seven members of our Board of Directors at the Annual Meeting. Each director will serve until the next Annual Meeting of Shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Bylaws.

The nominees for election to our Board are:

Name	Principal Occupation	Director Since

Mark J. Bonney	President & CEO, On Board Advisors, LLC	January 2013

Michael E. Dailey	Chief Operating Officer & VP, Optica Technologies Incorporated	January 2013

Taher A. Elgamal	Chief Technology Officer of Security, Salesforce.com Inc.	July 2011

Robert C. Hausmann	Chief Financial Officer, TetraSun, Inc.	November 2005

Maribess L. Miller	Consultant	April 2010

Antonio R. Sanchez III	President, Sanchez Oil & Gas Corporation	May 2003

Richard D. Spurr	Chairman and Chief Executive Officer, Zix Corporation	May 2005

For biographical and other information regarding the nominees for Director, please see “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors.” For information on our directors’ compensation, please see “INFORMATION ON THE COMPENSATION OF DIRECTORS.”

Each of the persons nominated for election to our Board of Directors has agreed to stand for election. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought. Our Bylaws provide that the Board of Directors may reduce the number of positions on our Board of Directors. In addition, our Bylaws provide that the Board of Directors may fill any vacancy in the Board of Directors by the affirmative vote of a majority of the remaining Directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 1 AND FOR EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee of the Board has recommended, and the Board has appointed, Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2012 are described under “INDEPENDENT PUBLIC ACCOUNTANTS.”

We are asking our shareholders to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the 2013 fiscal year. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of Whitley Penn LLP will be present at the Annual Meeting to respond to appropriate questions and to make those statements that they may desire.

Votes cast FOR Proposal 2 by a majority of the shares of our common stock represented at the Annual Meeting is required to approve Proposal 2. Shares voted to ABSTAIN as to Proposal 2 will be counted as represented at the meeting and will have the same effect as a vote against Proposal 2.

If our shareholders do not approve Proposal 2, the appointment of Whitley Penn LLP will be reconsidered by our Audit Committee and our Board. Even if Proposal 2 is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the SEC regarding a change in public accounting firms.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), enables the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers. The Company seeks your advisory vote and asks that you support the compensation of the named executive officers as disclosed in this proxy statement. Our Board of Directors intends to conduct an annual advisory vote on the compensation of the Company’s named executive officers.

As described in detail under “COMPENSATION DISCUSSION AND ANALYSIS,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives and long-term incentives (including equity awards that vest over multiple years) rewards sustained performance that is aligned with long-term shareholder interests.

This proposal, commonly known as a “say on pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this proxy statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 24 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 31, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns, particularly in the event that there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement. Our Board intends to hold an annual advisory vote for shareholders to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 3.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors

The following table indicates the names of our director nominees and their ages and positions:

Name	Age	Position

Mark J. Bonney(3)	59	Independent Director

Michael E. Dailey(2)	47	Independent Director

Taher A. Elgamal(1)(2)	57	Independent Director

Robert C. Hausmann(1)(3)	50	Independent Director

Maribess L. Miller(2)(3)	60	Independent Director

Antonio R. Sanchez III(1)	39	Independent Director

Richard D. Spurr	59	Chairman of the Board

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

Mark J. Bonney joined ZixCorp’s Board of Directors in January 2013. He is currently president and CEO of On Board Advisors, LLC, a strategic and financial advisory firm. Mr. Bonney also serves as chairman of the board of the Community Health Center, Inc. and as a director of MRV Communications, Inc. and Sigma Designs, Inc. He was executive vice president and CFO of Direct Brands, Inc. from 2010 to 2012, vice president and the general manager of the Authentication Solutions Group of JDS Uniphase Corporation (JDSU) from 2008 to 2010 and executive vice president and CFO of American Bank Note Holographics, Inc. from 2005 to 2008, before the company’s sale to JDSU. Mr. Bonney has also held executive roles with technology companies, including president and COO of Axsys Technologies, Inc. from 1999 to 2002 and CFO of Zygo Corporation from 1993 to 1999. He received a master’s degree from the University of Hartford and a bachelor’s degree from Central Connecticut State University.

Our Board of Directors nominated Mr. Bonney to be a director pursuant to the terms of the of the Meldrum Group Shareholders Agreement dated December 28, 2012, among the Company, and Rockall Emerging Markets Master Fund Limited, Meldrum Asset Management, LLC, Fulvio Dobrich, Con Egan, Conor O’Driscoll, Michael E. Dailey, and Mark J. Bonney filed as Exhibit 10.1 to Zix Corporation’s Current Report on Form 8-K dated December 31, 2012 (the “Meldrum Agreement”).

Michael E. Dailey joined ZixCorp’s Board of Directors in January 2013. He is currently chief operating officer and vice president of Worldwide Sales for Optica Technologies Incorporated, a provider of enterprise connectivity solutions to the mainframe market. Mr. Dailey was a vice president at Right90 Inc., a Software-as-Service (SaaS) based Enterprise Sales Forecasting solution for high tech manufacturers from 2005 to 2007. Mr. Dailey served as vice president of Sales Americas and vice president of Global Account Sales for McData Corporation, now part of Brocade Communications Systems, Inc. from 2001 to 2005. Mr. Dailey began his career at IBM Corporation and during his 13-years, Mr. Dailey held a variety of executive positions in sales, product marketing, and strategy. He also served as Director of Sales Operations for IBM Americas’ multi-billion dollar Server Group. Mr. Dailey earned a Bachelor of Arts degree in History from the College of the Holy Cross.

Mr. Dailey was nominated by the Board of Directors to be a director pursuant to the terms of the Meldrum Agreement.

Taher A. Elgamal was elected to ZixCorp’s Board of Directors in July 2011. Dr. Elgamal currently serves as CTO Security at Salesforce.com, a provider of enterprise cloud computing solutions. He is also co-founder and Chairman of IdentityMind, Inc. and serves as a director of Intelligent Fiber Optic Systems Corporation and Vindicia, Inc. Dr. Elgamal has also held executive roles at technology and security companies, including as CEO of First Information Security (data security) from 2012 to 2013, CSO of Axway, Inc. (data security) from 2008 to 2011, CTO of Tumbleweed Communications (email encryption) from 2006 to 2008, CTO of Securify, Inc. from 2001 to 2004, CEO and president of Securify, Inc. from 1998 to 2001 and chief scientist of Netscape Communications from 1995 to 1998. Dr. Elgamal is a recipient of the RSA Conference 2009 Lifetime Achievement Award, and he is recognized as the “father of SSL,” the Internet security standard Secure Sockets Layer. Dr. Elgamal was issued several patents in online security, payments and data compression. He received a bachelor’s degree in electrical engineering from Cairo University, a master’s degree in electrical engineering from Stanford University and a doctorate in electrical engineering from Stanford University.

Our Board of Directors selected Dr. Elgamal to serve as a director because of his expertise in cybersecurity and encryption technologies. In addition, his experience working with data security firms contributes to the Board’s oversight of the Company’s cybersecurity risks as well as its marketing strategy. His experience as an executive and director at public and private information technology companies adds to the Board understanding of many matters facing the Company, including personnel management, business operations and corporate governance.

Robert C. Hausmann was elected to our Board of Directors in November 2005 and was elected Lead Independent Director in December 2012. He is currently the Chief Financial Officer of privately-held TetraSun, Inc., a solar cell R&D and Manufacturing company. Formerly, Mr. Hausmann was a consultant to public and private companies with respect to operational and financial management matters, including Sarbanes-Oxley and systems and process re-engineering. He also served as Vice President and Chief Financial Officer of Securify, Inc. (computer security monitoring) from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. (network traffic management) and helped manage that company’s initial public offering. Prior to these positions, , he served as Operations Partner and Chief Financial Officer of Mohr, Davidow Ventures, a Silicon Valley-based venture capital partnership. Mr. Hausmann earned a Master of Business Administration degree from Santa Clara University and a Bachelors of Arts degree in Finance and Accounting from Bethel University.

Our Board of Directors selected Mr. Hausmann to serve as a director because of his experience as Chief Financial Officer of four publicly-traded companies and as Chief Financial Officer of one of Silicon Valley’s premiere venture capital firms, which contributes to the Board’s oversight of the Company’s financial and accounting matters, including public company reporting and disclosure. His consulting work at public and private companies, principally in the information technology industry, brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial markets, operations, corporate governance, compliance and systems and process re-engineering.

Maribess L. Miller was elected to our Board in April 2010. Ms. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001 until 2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of that firm’s U.S. Healthcare Audit Practice from 1995 to 1998. She was appointed in 2009 to the Texas State Board of Public Accountancy and serves on the behavioral enforcement and rules committees. She is past Board Chair for the Texas Health Institute. Ms. Miller also serves on the boards of the TCU Neeley School of Business and the North Texas Chapter of the National Association of Corporate Directors and on the advisory board of the Rolland Safe Company. She graduated cum laude with a Bachelors degree in Accounting from Texas Christian University. Ms. Miller is a Certified Public Accountant.

Our Board of Directors selected Ms. Miller to serve as a director because of her extensive experience in auditing and consulting with companies in various fields, including healthcare and technology companies, which allows her to contribute valuable perspective and insights about the Company’s operations. In addition, Ms. Miller has special expertise in public company accounting and financial reporting. She brings to our Board and its Audit Committee invaluable technical understanding of public company accounting and internal controls over financial reporting.

Antonio R. Sanchez III was elected to our Board in May 2003. He has served since 2011 as president and chief executive officer of Sanchez Energy Corporation, an oil and gas production company traded on the New York Stock Exchange. Since 2001, he has served as president of Sanchez Oil & Gas Corporation (oil and gas production) and as president of SEP Management I, LLC (oil and gas production). From 1999 through 2001, he worked in a variety of positions at Zix Corporation, including sales and marketing, product development and investor relations. From 1997 through 1999, he was an investment banker specializing in mergers and acquisitions with JP Morgan Securities Inc. (financial services). He received a Bachelor of Science degree in Business Administration from Georgetown University with a concentration on Accounting and Finance and a minor in Economics. He also holds a Master of Business Administration degree from Harvard University.

Our Board of Directors selected Mr. Sanchez to serve as a director because his experience in senior executive roles at a company with revenues significantly larger than those of the Company, and in an industry that is distinct from the Company’s industry, brings to our Board a unique “outsider’s” perspective. Mr. Sanchez’s early career experience as an employee of the Company provides him with valuable historical knowledge and perspective about our business.

Richard D. Spurr was elected to our Board in May 2005 and elected Chairman of the Board in February 2006. He joined our Company in January 2004 as President and Chief Operating Officer and has served as Chief Executive Officer since March 2005. From March 2003 to November 2003, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security) including VP of Sales, Marketing, Business Development and Professional Services, helping to take this technology company from an early stage to and beyond the initial public offering. From 1991 to 1996, he served in several senior executive positions at SEER Technologies, Inc. (information technology) and from 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame.

Our Board of Directors selected Mr. Spurr to serve as a director because as the Company’s Chief Executive Officer his direct, day-to-day knowledge of and interaction with all aspects of our business, including shareholders, employees and customers is unique among the directors and provides our Board with important insights into our Company’s business. In addition, he brings over 30 years of experience in building and managing sales, marketing, business development and service operations in global information technology businesses, which is unique among the members of our Board.

Executive Officers

The following table indicates the names of our Executive Officers and their ages and positions. Officers serve at the discretion of our Board of Directors.

Name	Age	Position

Richard D. Spurr	59	Chief Executive Officer, President and Chief Operating Officer

James F. Brashear	55	Vice President, General Counsel and Corporate Secretary

Michael W. English	56	Vice President and Chief Financial Officer

Russell J. Morgan	53	Vice President, Client Services

David J. Robertson	54	Vice President, Engineering

Richard D. Spurr was elected to our Board in May 2005 and elected Chairman of the Board in February 2006. He joined our Company in January 2004 as President and Chief Operating Officer and has served as Chief Executive Officer since March 2005. From March 2003 to November 2003, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security) including VP of Sales, Marketing, Business Development and Professional Services, helping to take this technology company from an early stage to and beyond the initial public offering. From 1991 to 1996, he served in several senior executive positions at SEER Technologies, Inc. (information technology) and from 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame.

James F. Brashear has served as Vice President, General Counsel and Corporate Secretary since February 2010. From September 2007 until joining our Company, Mr. Brashear was a partner at the law firm Haynes and Boone, LLP. From July 1996 until August 2007, he served in various executive capacities at Sabre Holdings Corporation (travel commerce) including Senior Vice President, Deputy General Counsel, Corporate Secretary and Chief Governance Officer. He was previously an attorney at AMR Corporation’s subsidiary American Airlines, Inc. (air transportation), and at the law firms Skadden, Arps, Slate, Meagher & Flom and O’Melveny & Myers. Mr. Brashear received a Juris Doctorate degree, magna cum laude, from the University of San Diego School of Law and a Bachelor of Arts degree from the University of California at San Diego. He is a member of the Bar of the United States Supreme Court, the California Bar Association and the State Bar of Texas. He served from 2004 to 2011 as a national director of The Society of Corporate Secretaries and Governance Professionals.

Michael W. English has served as our Chief Financial Officer (CFO) since July 2011. Since joining the Company in June 2007, he has served in many roles, including Controller and Treasurer. Mr. English is a certified public accountant and has more than 30 years of experience in finance and accounting. Before joining the Company, Mr. English was Vice President of Finance for Advance Fibre Communications (telecommunications) from March 2004 through June 2005, and Vice President of Finance for Marconi, PLC (telecommunications) from June 1999 to February 2004. Previously, he served as Division Controller for the Access Division of RELTEC Corporation, Division Controller at Rockwell Automation and Division Controller at Reliance Electric Company. Mr. English earned a Masters degree in accountancy from DePaul University and a Bachelor of Arts degree in English from John Carroll University. In July 2009, Mr. English was discharged from personal debts pursuant to a voluntary petition filed in April 2009 under federal bankruptcy laws.

Russell J. Morgan has served as our Vice President, Client Services since September 2002. From February 1997 until August 2002, he worked at Entrust, Inc. (information technology security) where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, he founded the professional services organization and then managed the business and technical operations for the Entrust.net business unit. Previously, he held several management positions at Lockheed Martin (aerospace), where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 30 years experience in managing, delivering and supporting complex customer-focused technology solutions. Mr. Morgan holds a Bachelor of Engineering degree from Concordia University, Montreal, Quebec, Canada.

David J. Robertson has served as our Vice President, Engineering since March 2002. Mr. Robertson has over 30 years of experience in the internet and telecommunications industries, with specific expertise in hosted network architecture, electronic security, communication protocols, software systems and wireless infrastructure. From 1981 through 2000, he was employed by Nortel Networks (telecommunications), where he held technology Vice President positions in the Wireless, Carrier and Enterprise Divisions. From 2001 to 2002, he participated in creating technology startup companies with STARTech Early Ventures (venture capital). He has been a participant in several industry standards-setting groups and serves with the City of Richardson Chamber of Commerce. He holds a Bachelor of Science degree in Electrical Engineering from the University of Waterloo, Canada, and a Master’s degree in Engineering from Carleton University, Canada.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN

BENEFICIAL OWNERS

The following table sets forth as of March 31, 2013 (unless otherwise indicated) the shares of our common stock that were beneficially owned by each director, by each executive officer, by all of our directors and executive officers as a group, and by all persons known by us to beneficially own more than 5% of our outstanding common stock. We do not have any equity or security ownership requirements or guidelines for our directors or executive officers.

	Amount and Nature of Beneficial Ownership(1)
Beneficial Owner(2)	Total Beneficial Ownership	Percent of Class(3)
Mark J. Bonney(4)	6,250	*
Michael E. Dailey(5)	6,250	*
Taher A. Elgamal(6)	25,000	*
Robert C. Hausmann(7)	187,113	0.3%
Maribess L. Miller(8)	29,833	*
Antonio R. Sanchez III(9)	708,838	1.1%
Richard D. Spurr(10)	2,960,338	4.6%
James F. Brashear(11)	95,540	0.2%
Michael W. English(12)	110,170	0.2%
Russell J. Morgan(13)	336,258	0.5%
David J. Robertson(14)	714,060	1.1%
BlackRock Inc.(15)	3,878,120	6.3%
Fulvio Dobrich(16)	3,237,021	5.2%

TOTAL	12,294,791	19.9%

All directors and executive officers as a group (11 persons)	5,179,650	8.2%

*	Denotes ownership of less than 1%.
(1)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.
(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
(3)	Percentages are based on the total number of shares of our common stock outstanding at March 31, 2013, which was 61,858,970 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of March 31, 2013 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(4)	Includes shares that Mr. Bonney has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31,2013.
(5)	Includes shares that Mr. Dailey has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31,2013.
(6)	Includes shares that Dr. Elgamal has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(7)	Includes shares that Mr. Hausmann has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31,2013.

(8)	Includes shares that Ms. Miller has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(9)	Includes purchased shares and shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(10)	Includes purchased shares, restricted stock and 2,609,791 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(11)	Includes purchased shares, restricted stock and 27,540 shares that Mr. Brashear has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(12)	Includes purchased shares, restricted stock and 42,170 shares that Mr. English has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(13)	Includes purchased shares and 333,758 shares that Mr. Morgan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(14)	Includes purchased shares, restricted stock and 529,166 shares that Mr. Robertson has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2013.
(15)	As reported in Schedule 13G filed on February 5, 2013, Blackrock, Inc., 40 East 52nd Street New York, New York 10022, has sole voting and dispositive power to 3,878,120 shares.
(16)	The ownership by Mr. Fulvio Dobrich is as of April 9, 2013 and is as reported in Amendment No. 7 to Schedule 13D filed on April 10, 2013 (the “7th Amendment”) by Rockall Emerging Markets Master Fund Limited, 570 Lexington Ave, New York, New York 10022 (“Rockall”) and certain affiliated entities. As reported previously in Amendment No. 6 to Schedule 13D filed on February 6, 2013 by Rockall and certain affiliated entities, Messrs. Con Egan, Conor O’Driscoll and Dobrich (the “Principals”) are the principals of Meldrum Asset Management, LLC, which is the investment manager of Rockall Emerging Markets Master Fund Limited (the “Fund”). As of January 31, 2013, the Fund distributed all of its shares to the Principals such that Mr. Egan received 1,283,825 shares of common stock, Mr. O’Driscoll received 1,729,328 shares of common stock, and Mr. Dobrich received 3,237,021 shares of common stock. According to the 7th Amendment, the Principals stated that they have ceased to be a group for the purpose of filing statements on Schedule 13D with respect to their beneficial ownership of securities of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and certain persons who beneficially own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other securities. Directors, executive officers, and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of Forms 3, 4, and 5, amendments thereto, and certain additional information described below, furnished to the Company during 2012, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except as follows: based solely on a review of certain trading data (“Meldrum Data”) provided to the Company on November 5, 2012 by Rockall Emerging Markets Master Fund Limited, Meldrum Asset Management LLC, Fulvio Dobrich, Con Egan and Conor O’Driscoll (collectively, “Meldrum Group”), in connection with the Meldrum Group’s demand that the Company call a special meeting of shareholders, it appeared to the Company that (i) members of the Meldrum Group may have failed to file reports on Form 3 with respect to their respective beneficial ownership of the Company’s common stock as of the following dates: April 18, 2011, June 30, 2011, August 2, 2011 and May 4, 2012, (ii) members of the Meldrum Group may have failed to file reports on Form 4 in connection with 77 transactions in the Company’s common stock that occurred on the following dates in 2011: May 3, May 6, July 1, July 5, July 6, August 8, August 9, August 19, August 26, September 16, September 20, September 28, October 11, October 12, October 13 and October 14, and June 28, 2012 and (iii) members of the Meldrum Group may have failed to timely file reports on Form 5 in connection with the failures described in the immediately preceding clauses

(i) and (ii). In addition, the Meldrum Data appeared to be inconsistent with the October 24, 2012 “Date of Event Requiring Statement” set forth in the Form 3 filed with the SEC on November 5, 2012 by Rockall Emerging Markets Master Fund Limited, on behalf of the Meldrum Group. On April 26, 2013, the Meldrum Group filed with the SEC a Form 5 that purports to address the filing deficiencies described in the two preceding sentences. No member of the Meldrum Group was or is a Director, officer or employee of the Company. The Company disclaims any responsibility for the accuracy or completeness of the Meldrum Data and for any conclusions that could be drawn therefrom with respect to the Meldrum Group’s Section 16(a) compliance.

Corporate Governance

Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board currently consists of seven members. The names of our Board members, their professional experience and attributes are described above under the caption “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors.”

Corporate Governance

Our principle corporate governance documents are available on our website at www.zixcorp.com/company/corporate-governance. We are in compliance with corporate governance requirements, including those of the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, and the NASDAQ Listing Rules. We will continue to monitor our policies and procedures to ensure compliance with developing standards in the corporate governance area. Our Board has also designated our Corporate Secretary as the Company’s Chief Governance Officer and looks to this officer to keep the Board informed of corporate governance matters.

Director Independence

Our Board has determined that all of our Board members other than Richard D. Spurr are “independent” as defined in the NASDAQ Listing Rules. The NASDAQ independence definition includes a series of objective tests, that the subject director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ Listing Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether Mr. Sanchez qualified as “independent,” our Board considered the fact that quite some time ago Mr. Sanchez served as an employee of the Company.

Board Leadership Structure

The Board believes that the independent oversight of management is an important function of an effective Board of Directors. The Board designated Robert C. Hausmann as Lead Independent Director and has adopted a written description of the authority, duties and roles of that position. Among other roles, the Lead Independent Director acts as an advisor to the CEO as to his relationship and communication with the Board, as the principal liaison between the independent members of the Board and the CEO, and as chair of regular private sessions of the independent members of the Board.

The independent members of our Board have determined that the most effective Board leadership structure for our Company at the present time is for the Chief Executive Officer to also serve as Chairman of the Board. The independent members of the Board believe that because the Chief Executive Officer is ultimately responsible for the day-to-day operation of the Company and for executing our strategy, and because the performance of the Company is an integral part of Board deliberations, the Chief Executive Officer is the director best qualified to act as Chairman of the Board. Richard D. Spurr currently serves as both our Chairman of the Board and Chief Executive Officer. The Board retains the authority to modify this structure.

Risk Oversight by the Board

Our management is responsible for assessing and managing the various risks our Company faces. Our Board is responsible for overseeing management in this effort. In exercising its oversight responsibilities, our Board has allocated some areas of focus to its standing committees. Specifically, our Audit Committee has oversight responsibility for financial and compliance risks, such as accounting, finance, internal controls, tax and other compliance matters, in addition to overseeing compliance with our Code of Conduct and Code of Ethics. Our Nominating and Corporate Governance Committee oversees succession management and compliance with our corporate governance principles. Our Compensation Committee is responsible for overseeing and monitoring our executive compensation programs and monitoring and assessing the interplay between those programs and risks in our business.

Throughout the year, our Chief Executive Officer, Chief Financial Officer and General Counsel and other officers review and discuss various risks with the Board and its committees. Our Board has also designated our General Counsel as the Company’s Chief Compliance Officer and looks to this officer to keep the Board apprised of material developments with respect to the compliance-related risks that the Company faces, as well as the Company’s efforts to manage those risks.

Political Activities and Contributions

The Company provides to policymakers, directly and by participating in business and industry associations, information and opinions on matters related to its business. The Company’s activity in this respect is principally to offer comments on legislative or regulatory initiatives dealing with privacy or cyber security. The Company has no intention to directly use shareholder funds for advocacy in elections for any public office or to contribute shareholder funds to any third party for that purpose.

Attendance at Board Meetings and Annual Meeting

Our Board meets during the year to monitor our performance, review significant developments and act on matters requiring Board approval. Our Board met on thirteen occasions during 2012. Each of the current directors attended at least 75% of the aggregate of all meetings of our Board and its committees held in 2012 during periods in which that director served on the Board and those committees. Directors are encouraged to attend our Annual Meeting of Shareholders. All six of our then-current directors attended our 2012 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees devote attention to specific subjects and to assist our Board in discharging its business and risk oversight and governance responsibilities. Each committee’s charter is available on our website at www.zixcorp.com/company/corporate-governance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee comprises Robert C. Hausmann (chair), Taher A. Elgamal and Antonio R. Sanchez III. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. Under its charter, the committee’s principal responsibilities include: establishing the criteria for nominating new directors, identifying suitable individuals under those criteria who are qualified to serve as directors; recommending to the Board nominees for election as directors; developing and recommending to the Board corporate governance principles or practices that the Committee believes should be adopted or implemented by the Company, the Board or its committees. The Nominating and Corporate Governance Committee presents qualified director candidate(s) to our Board as appropriate. There is no third party that we currently pay to assist in identifying or evaluating potential director nominees. The Nominating and Corporate Governance Committee met on five occasions during 2012.

Shareholder Nomination of Director Candidates

The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee will consider director nominations suggested by shareholders, in accordance with the Committee’s bylaws and the Director Nomination Process that is available on our website at www.zixcorp.com/company/corporate-governance.

A shareholder desiring to nominate a person for election to our Board must send a written notice to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Shareholder nominations for the 2014 annual meeting must be received no earlier than February 12, 2014, and not later than March 14, 2014. The written notice must contain the information required by section 1.12 of our bylaws, including all information required to be disclosed in solicitations of proxies for election of directors and as otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The final selection of director nominees is within the sole discretion of our Board.

Diversity of Directors

The Board of Directors and the Nominating and Corporate Governance Committee believe that the Board should include directors with diversity of education, experience, skills, qualities, backgrounds and other attributes. The Board does not follow any ratio or formula to determine the appropriate mix of directors, but instead uses its judgment to identify nominees whose education, experience, skills, qualities, backgrounds and other attributes, taken as a whole, will contribute to the diversity of the Board.

Director Qualification Criteria

The criteria considered by the Nominating and Corporate Governance Committee and the Board of Directors in evaluating director candidates include characteristics such as the following:

•	Integrity

•	The candidate’s ability to objectively analyze complex business problems and develop creative solutions.

•	The candidate’s business and financial sophistication.

•

The candidate’s availability and ability to participate in Board activities and fulfill the responsibilities of a director, including attendance at, and active participation in, meetings of the Board and its committees.

•	The candidate’s ability to work well with the other directors and senior management of the Company.

•	The candidate’s ability to meet the independence criteria that have been adopted by the Board.

Candidates who will serve on our Audit Committee must have the following additional characteristics:

•	The candidate must meet additional independence requirements in accordance with applicable rules and regulations.

•	The candidate must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows.

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:

•	The extent to which the candidate possesses pertinent technological, political, business, financial or social/cultural expertise and experience.

•	The extent of the candidate’s commitment to increasing shareholder value.

•	The candidate’s achievement in education, career and community.

•	The candidate’s past or current service on boards of directors of public or private companies, charitable organizations and community organizations.

•	The extent of the candidate’s familiarity with issues affecting the Company’s business and industry.

•	The candidate’s expected contribution to the Board’s desired balance and diversity.

The Nominating and Corporate Governance Committee will evaluate a nominated candidate and, after consideration taking account of the Director Qualification Criteria described above, will determine whether or not to proceed with the candidate. These procedures have not been materially modified since our disclosure of these procedures in our proxy statement in connection with our 2012 Annual Meeting of Shareholders. These procedures do not create a contract between our Company, on the one hand, and a Company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations, and the discretion of our Board. There are no material differences in the procedures for evaluating new director nominees based on whether they are recommended by a security holder in or by our Board.

Audit Committee

Our Audit Committee is comprised of Maribess L. Miller (chair), Mark J. Bonney and Robert C. Hausmann. Our Board determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the NASDAQ Listing Rules and the SEC, and that each has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee. Our Board determined that Ms. Miller qualifies as an “audit committee financial expert” under SEC rules. Our Board determined that each of the other directors on the Audit Committee may also qualify as an “audit committee financial expert” under SEC rules, but our Board did not formally designate them as such.

Our Audit Committee oversees our financial reporting process, related controls and audit functions on behalf of our Board, pursuant to a written charter adopted by our Board that is available on our website at www.zixcorp.com/company/corporate-governance. The Audit Committee met on nine occasions during 2012.

Compensation Committee

Our Compensation Committee consists of Taher A. Elgamal (chair), Michael E. Dailey and Maribess L. Miller. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. Our Board determines the compensation payable to our executives and directors and has established the Compensation Committee to assist it in compensation decisions. The Compensation Committee met on eight occasions during 2012.

The Compensation Committee operates under a written charter that is available on our website at www.zixcorp.com/company/corporate-governance. Under its charter, the Compensation Committee’s primary responsibilities are to:

•	Establish and review the Company’s overall management compensation philosophy and policies;

•

Directly review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers, including annual and long-term performance goals and objectives;

•

Evaluate the performance of the Company’s CEO and other executive officers in light of those goals and objectives; and determine and approve the compensation of the CEO and other executive officers based on that evaluation, including incentive-based cash compensation and equity-based compensation;

•	Review and authorize any employment, compensation, benefit or severance agreement with any executive officer (and any amendments or modifications thereto);

•	Administer and oversee any equity-based or other compensation plan or program as to which the Board has delegated such responsibility to the Committee; and

•	Review and make recommendations to the Board with respect to the Company’s overall director compensation philosophy and policies.

The Compensation Committee’s charter provides that the Compensation Committee, in its sole discretion, has the authority to retain a compensation consultant. Paradox Compensation Advisors (“Paradox”), was retained directly by the Compensation Committee in 2012 to provide various advice to the Compensation Committee. In the Spring of 2012, the Compensation Committee engaged Paradox to prepare an executive compensation study with the following objectives:

•	Analyze competitive market pay (base salary, bonus and long-term compensation) for the named executive officers and other direct reports of the CEO,

•	Determine appropriate executive pay components and, as necessary, revise the annual incentive plan and develop long-term incentive specifications and award opportunities, and

•	Guide decisions regarding level and mix of pay (base salaries versus incentives) for key executive positions.

In the Fall of 2012, the Compensation Committee engaged Paradox to assess and evaluate the Company’s Board compensation structure, with the following objectives:

•	Advise the Compensation Committee as to best practices for Board compensation in the Company’s industry,

•	Assess the competitiveness of the Company’s Board compensation, both in terms of type (equity versus cash) and amount, and

•	Implement a structure for 2013 that reflects both industry best practice and competitive data.

In April 2013, the Compensation Committee evaluated the independence of Paradox in light of new SEC rules and NASDAQ Listing Rules, which require consideration of the following factors:

•	Whether any other services are provided to the Company by the consultant;

•	The fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	The policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;

•	Any company stock owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the engagement of Paradox and the services provided to the Compensation Committee by Paradox did not raise any conflict of interest.

Policies, Procedures, and Practices

Our processes and procedures for the consideration and determination of executive and director compensation are as follows:

•

Our Compensation Committee requests recommendations from the CEO with respect to the elements of compensation to be considered by the Compensation Committee and recommended by it to the independent directors on our Board for the members of management that are direct reports to the CEO;

•

Our Compensation Committee consults with and meets with the CEO as required to discuss his recommendations, meets in executive session, or discusses among themselves, as appropriate, in order to formulate a recommendation to the independent directors on our Board;

•	Our Compensation Committee then makes a recommendation to the independent directors on our Board;

•

The independent directors on our Board consult and meet with the CEO and the members of the Compensation Committee as required to discuss the latter’s recommendation, meet in executive session, or discuss among themselves, as appropriate, to reach a decision; and

•	The independent directors’ decision is communicated to the CEO.

•	As required by NASDAQ Listing Rules, the CEO does not participate in discussions or decisions regarding his own compensation.

•

For the consideration and determination of director compensation, our Board typically refers the matter to the Compensation Committee in order for it to review the matter and make a recommendation to the entire Board.

•

The Committee has the authority to create one or more subcommittees of two or more of its members. The Committee may delegate any of its responsibilities to a subcommittee of this Committee so long as such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee was composed entirely of independent directors. None of the members of the Compensation Committee is or was, during 2012 or previously, an officer or employee of our Company or any of our subsidiaries and none had any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. During 2012, none of our executive officers served as a member of a Board of Directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communications with Directors

Shareholders interested in communicating with our Board of Directors may do so by writing to our executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our Corporate Secretary will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board will be forwarded, as appropriate, to the Board, Committee or individual Board member.

Code of Ethics

We have a Code of Conduct and Code of Ethics, which applies to all of our employees, officers and directors, including our Chief Executive Officer and senior financial officials. It is available on our website at www.zixcorp.com/company/corporate-governance. The Code of Conduct and Code of Ethics affirms that we expect all directors and employees to uphold our standards of ethical behavior and compliance with the law and to avoid conflicts of interest between the Company and their personal and professional affairs. It establishes procedures for the confidential reporting of suspected violations of the Code of Conduct and Code of Ethics. It also sets forth procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, auditing or compliance matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting, auditing or compliance matters. Our Code of Conduct and Code of Ethics also addresses conflicts between the interests of our directors or officers and our Company or its shareholders. Any waiver of our Code of Conduct and Code of Ethics must be approved by the Board of Directors, or a committee of the Board of Directors, as applicable, and in compliance with applicable law. Any waiver of our Code of Conduct and Code of Ethics will be publicly disclosed by posting the waiver on our website at www.zixcorp.com/company/corporate-governance.

Independent Registered Public Accountants

General

Whitley Penn LLP has been appointed by the Audit Committee as our independent registered public accounting firm for fiscal year 2013. Also, Whitley Penn LLP was selected by the Audit Committee as our independent registered public accounting firm the previous seven consecutive fiscal years. Whitley Penn’s service in that role in each of those years was ratified by our shareholders.

A representative of Whitley Penn LLP is expected to be present at the 2013 Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

Fees Paid to Independent Public Accountants

Following is a summary of Whitley Penn’s professional fees billed to us for the years ended December 31, 2011 and December 31, 2012:

	2011		2012
Audit Fees	257,400	(1)	206,935	(1)
Audit-Related Fees	18,053	(2)	17,506	(2)
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$275,453		$224,441

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the quarterly review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as accounting advisory services related to financial accounting matters, and other services related to filings made with the SEC.
(2)	Audit-related fees consist of required audits of our employee benefit plan.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by Whitley Penn LLP in order to assure that the provision of services does not impair the auditor’s independence. Annually, Whitley Penn LLP presents to our Audit Committee the services that are expected to be performed by the independent auditor for succeeding fiscal year. Our Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A under the Securities Exchange Act of 1934). For each service listed in those categories, our Audit Committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee reviews, on at least an annual basis, the services provided by Whitley Penn LLP and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services expected to be provided by Whitley Penn LLP in 2013 have been pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees, pursuant to its charter adopted by the Board of Directors, the Company’s internal controls over financial reporting. The Audit Committee also has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

Management has the primary responsibility for our financial statements and our reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in our 2012 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements and management’s report on internal controls over financial reporting and the independent accounting firm’s related opinions. The Audit Committee has discussed with the independent registered public accounting firm, Whitley Penn LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), regarding the independent registered public accounting firm’s communications with the Audit committee concerning independence, and has discussed with Whitley Penn LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2012 filing with the SEC.

May 3, 2013	Respectfully submitted by the Audit Committee,

Mark J. Bonney
Maribess L. Miller, Chair
Robert C. Hausmann

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

INFORMATION ON THE COMPENSATION OF DIRECTORS

General

A director who is an employee of the Company receives no additional compensation for his or her services as a director. A director who is not an employee (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Retainer

Each non-employee director receives a quarterly retainer for service as a director. The amount and form of the retainer are fixed from time to time by the Board. For 2012, the quarterly retainer was $22,000, with an additional $2,000 quarterly retainer for service on each committee of the board, and an additional $500 quarterly retainer for service as a chair of a committee of the board.

Non-employee directors do not receive additional compensation for attending board or committee meetings.

Option Awards

New directors generally receive a grant of options under the Company’s 2012 Incentive Plan. No such awards were made in 2012, but Mr. Bonney and Mr. Dailey each received a grant of 25,000 Options upon their election to the board in 2013.

2012 Director Compensation Paid

The following table sets forth the cash and non-cash compensation paid to our non-employee directors who served in calendar year 2012:

2012 Director Compensation

Name	Fees Earned or Paid in Cash(1)		Option Awards(2)(3)	Total
Taher A. Elgamal	$104,000		*	$104,000
Robert C. Hausmann	$106,000	(4)	*	$106,000
James S. Marston	$106,000		*	$106,000
Maribess L. Miller	$106,000		*	$106,000
Antonio R. Sanchez III	$96,000		*	$96,000

(1)	See the discussion below for an explanation of the cash compensation paid to our directors.
(2)	The stated amount is the aggregate grant date fair value, computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2012 Annual Report on Form 10-K.
(3)	As of December 31, 2012, Dr. Elgamal held options to acquire 25,000 shares of our common stock, all of which were vested as of March 31, 2013, Mr. Hausmann held options to acquire 179,500 shares of our common stock, of which 178,666 were vested as of March 31, 2013, Mr. Marston held options to acquire 318,630 shares of our common stock, of which 317,963 were vested as of March 31, 2013, Ms. Miller held options to acquire 30,000 shares of common stock, of which 29,415 were vested as of March 31, 2013, and Mr. Sanchez held options to acquire 301,838 shares of our common stock, of which 301,337 were vested as of March 31, 2013.
(4)	Fees earned in cash by Mr. Hausmann are paid to Business Services Group, LLC.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business

The Company offers email encryption and data loss prevention solutions to meet the data protection and compliance needs of organizations primarily in the healthcare, financial services, insurance and government sectors. Our Email Encryption Service enables the secure exchange of email for sensitive information and offers the industry’s only fully transparent delivery, such that secure email can be sent and received without extra steps or passwords. ZixCorp has the world’s largest email encryption community with tens of millions of members and growing by approximately 100,000 members per week. Our customers include federal financial regulators — such as the Federal Financial Institutions Examination Council (FFIEC), divisions of the U.S. Treasury, the U.S. Securities and Exchange Commission (SEC), the Financial Industry Regulatory Agency (FINRA), one in every five banks, more than 30 Blue Cross Blue Shield organizations and one in every five hospitals.

2012 Financial Performance

In 2012, we delivered revenue of $43.4 million, growth of 13.7% year-over-year. GAAP Net Income was $11.0 million in 2012, compared to $22.6 million in 2011. The net income in 2012 and 2011 included a decrease in the Company’s deferred tax asset valuation allowance resulting in a tax benefit of $2.3 million in 2012 and $12.2 million in 2011. Cash flow from operations for the full year ended December 31, 2012, was $12.5 million. Cash and cash equivalents at 2012 year-end was $23.0 million, despite $9.0 million spent on share repurchases during 2012. This $23.0 million is an increase of $2.3 million compared to the ending cash balance for 2011. In the second half of 2012 we invested approximately $1.8 million in two new product development projects aimed at accelerating revenue growth. The first of these two new products, ZixDLP, an email data loss prevention solution, was launched in the first quarter of 2013. The second, a mobile device data protection solution, we expect to launch mid-2013. Including the incremental $1.8 million expense relating to these new product development projects, we delivered $0.17 of GAAP diluted earnings per share in 2012.

Executive Compensation Overview

A significant portion of the compensation of our named executive officers was directly affected in 2012 by our financial results and stock price, both in the amount of cash compensation earned and the value of outstanding long-term equity awards.

For 2012, compensation designed for our executive officers included:

•	Base salary

•	Short-term cash performance awards based, in part, upon achieving objective targets

•	Long-term equity in the form of stock options, restricted stock and restricted stock unit grants

•	The same group health and welfare benefit programs and tax-qualified retirement plans that are available to all of our employees.

General

The independent, non-employee directors on our Board, with the assistance of the Compensation Committee, administer the cash and non-cash compensation programs applicable to our executive officers.

The independent directors on our Board also make all decisions about executive officer compensation, with advice from the Compensation Committee and after discussion with our Chief Executive Officer as to his subordinates. Consistent with NASDAQ requirements, our Chief Executive Officer’s compensation is determined solely by the independent directors, and the Chief Executive Officer does not participate in those discussions or decisions. The independent directors have often refined compensation recommendations made by the Chief Executive Officer or the Compensation Committee.

During 2012, our executive officers were Richard D. Spurr, James F. Brashear, Michael W. English, Russell J. Morgan, and David J. Robertson (collectively, “named executive officers,” or “NEOs”). The compensation paid in

2012 to our NEOs, as set forth below in the “Summary Compensation Table,” primarily consisted of base salary, stock options, restricted stock or restricted stock units, and an annual “variable compensation” award. NEOs also received partial match contributions to the Company-sponsored 401(k) plan (which we offer on a non-discriminatory basis to all 401(k) plan participants) and Company-funded life insurance benefits (which we offer on a non-discriminatory basis to all full-time employees). We have no non-qualified deferred compensation arrangements, defined benefit retirement plans or meaningful NEO perquisites.

Compensation Philosophy and Objectives

Our Board of Directors believes that an effective executive compensation program is one that, among other things, accomplishes the following goals:

•	Attracts and retains executives with the experience, skills, and knowledge that our Company seeks and requires;

•	Attracts and retains executives committed to achieving our goals;

•	Rewards the achievement of specific, objective performance metrics established by our Board; and

•	Motivates management to increase long-term shareholder value.

Our Board and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable, and competitive, and that attracts and retains talented and qualified personnel. Our Board believes that equity awards supplement the cash base salary and motivate the recipient to work to achieve long term value for our shareholders. Our Board also believes that equity awards, variable compensation awards, and termination benefit agreements are crucial to recruiting (and retaining) the services of qualified and talented personnel.

Risk Considerations

The Board and Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. After conducting its evaluation, the Compensation Committee concluded that the Company’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers in Compensation Decisions

Our Board, the Compensation Committee and our management each play a role in our compensation process. The Compensation Committee reviews and makes recommendations to our Board regarding our executive compensation practices, after which the Board makes the final determinations. The CEO does not participate in discussions or decisions about his own compensation. The matrix below sets forth, in general, our current practices regarding the authority level for determining certain compensation related matters. As shown, our Board delegates to our management the authority to make certain compensation related decision for employees who are not executive officers.

Approval Authority for Certain Compensation Related Matters

Employee	Salary	Variable Compensation	Stock Option Grants
Chief Executive Officer	Independent Directors	Independent Directors	Independent Directors
Other NEOs	Board	Board	Board
Other CEO direct reports	CEO(1)	Board/CEO(1) (2)	Board
Rank & file employees	CEO/Management(1)	CEO/Management(1)	CEO(3)

(1)	The salary and variable compensation decisions of the CEO and management are subject to the constraints of our annual budget, as approved by our Board.
(2)	In addition to any variable compensation that is subject to attaining performance metrics established by our Board, our CEO may establish sales objectives or management by objective (“MBO”) objectives for certain individuals who are not executive officers.

(3)	All individual stock option grants in excess of 40,000 shares or any Company-wide stock option grant program and certain other option grants remain subject to the approval of our Board. Our Board typically approves an annual “pool” of stock options that is available for grants to employees other than executive officers by the CEO.

Competitive Market Information

In 2012, the Compensation Committee engaged Paradox to evaluate the Company’s compensation for various selected positions, including the named executive officers, in order to assist the Compensation Committee in setting executive compensation that is market competitive. After consideration of company revenue and market capitalization of companies in the Company’s technology industry segment, Paradox and the Compensation committee chose a group of 19 peer companies as compensation analysis comparators. This group consisted of the following companies:

Compensation Analysis Peer Group

Brightcove	Market Leader
Broadvision	Pervasive Software
Callidus Software	Proofpoint
Carbonite	Sciquest
Convio	Smith Micro Software
Digimarc	Soundbite Communications
Egain Communications	Splunk
Ellie Mae	Wave Systems
Glowpoint	Widepoint
Imperva

Data from the compensation analysis peer group was evaluated with respect to base salary, actual total cash (base salary + last actual bonus), long-term incentive values, and total direct compensation (base salary + last actual bonus + total long-term incentive values).

Although comparisons varied by individual, on average Paradox considered the Company to have good positioning on total cash compensation for the named executive officers. While the data showed that total cash compensation was significantly below the median and mean for several positions, Paradox indicated that nine of the 19 companies in the compensation analysis peer group had low or no bonus awards, due to negative EBITDA. With positive EBITDA more consistently across the peer group, total cash compensation would have been expected to be higher.

However, the Company’s total direct compensation for the named executive officers was significantly below median and mean, primarily due to lower-than-average long-term incentive awards. For example, for the CEO, total direct compensation was more than 25% below the median (50th percentile) of the compensation analysis peer group.

When evaluating the types of long-term incentive awards granted, Paradox recognized that a number of companies in the compensation analysis peer group had undergone initial public offerings relatively recently and did not necessarily have mature compensation design practices. Accordingly, when considering long-term incentive practices Paradox separately reviewed the compensation practices of a broader group of 23 companies in the industry, several of which were too large to include in the compensation analysis group (the “industry practice comparators”) and a select group of 10 additional companies recognized for having comprehensive, well-designed pay programs (the “best practice comparators”). These groups consisted of the following companies:

Industry Practice Comparators

Brightcove	Pervasive Software
Broadvision	Proofpoint
Callidus Software	Sciquest

Carbonite	Smith Micro Software
Convio	Soundbite Communications
Digimarc	Splunk
Egain Communications	Sourcefire
Ellie Mae	Vasco Data Security
Glowpoint	Vocus
Imperva	Wave Systems
Intralinks Holdings	Widepoint
Market Leader

Best Practice Comparators

Advent Software	Opnet Technologies
Concur Technologies	Smith Micro Software
Constant Contact	Soundbite Communications
Kenexa	Synchronos Technologies
NetSuite	Vocus

The analysis of practices among the industry practice comparators and the best practice comparators indicated, on average, such companies were granting a mix of both stock options and restricted stock awards to their executive officers.

Executive Officer Base Salaries and Compensation Comparisons

Our executive officers’ salaries are, in general, established by (a) reference to each executive’s position with our Company and (b) a subjective assessment of the cost to us of hiring executives with comparable experience and skills. For 2012, the Board also considered the executive compensation study prepared by Paradox. We believe this approach offers our executives, including our named executive officers, a reasonable base salary as subjectively determined by our Board following a recommendation by our CEO. The amount of compensation awarded to each of the executive officers relates primarily to the experience, responsibilities and performance of each executive officer, as well as to a subjective assessment of compensation paid by similar companies for comparable positions.

After consideration of these factors, Mr. Spurr’s base salary was increased in January 2012 to $330,000. In July of 2012 Mr. Robertson’s base salary was increased to $250,000 USD and Mr. English’s base salary was increased to $200,000.

Executive Officer Variable Compensation; Bonus

We believe that variable compensation, based on performance and achievement, is an important component of an executive’s overall compensation package and helps to attract and retain executives with the skills, experience, and knowledge we seek. Furthermore, we believe a variable compensation element motivates the recipient to achieve financial and business objectives established by our Board and enables the recipient to share in the success of our business endeavors.

The Company’s executive officers, other than executives whose primary function is sales, typically are eligible to receive awards under annual management variable compensation programs (“VCP”) approved by our Board. Each executive officer is provided a total variable compensation opportunity, with payment conditioned upon meeting objective peformance metrics established by the Board. Achievment of the target performance, and payment of the associated variable compensation opportunity, is determined separately by the Board for each performance metric. Therefore, the Company need not meet all of the performance targets to pay variable compensation. For 2012, our Board approved VCPs with metrics based on four objective performance measures.

•	Revenue

•	New first year orders

•	Non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)

•	Non-GAAP adjusted earnings per share (Adjusted EPS).

The 2012 VCP established award levels at 100 percent, 110 percent and 120 percent of the target for each of the four objective metrics. Each metric is given a 25% weighting. Note that payment may be, but is not necessarily, made in the year to which the metrics relate.

Variable Compensation for Named Executive Officers

2012 Performance Metrics	Weight	2012 Metric Target Levels			2012 Actual Achievement	2012 Actual % Achievement
Revenue	25%	$43.00MM	$43.80MM	$44.60MM	$43.36MM	100.0%
New First Year Orders	25%	$9.50MM	$9.80MM	$10.10MM	$8.99MM	0.0%
Adjusted EBITDA*	25%	$12.13MM	$12.56MM	$12.98MM	$13.29MM	120.0%
Adjusted EPS*	25%	$0.17	$0.18	$0.19	$0.18	110.0%

		Target Achievement Payout %			Weighted Average Payout
		100%	110%	120%		82.5%

*	Adjusted EBITDA and Adjusted EPS targets are based on detail budget information and are calculated by applying the same methodology used to determine the actual Adjusted EBITDA and Adjusted EPS reported quarterly in our earnings release. For a detailed description of how the Company uses non-GAAP metrics and arrived at Adjusted EBITDA and Adjusted EPS for the full year 2012, see our fourth quarter earnings release and Form 8-K dated February 19, 2013.

The table below sets forth the variable compensation amounts payable at 100% target achievement for our named executive officers under the 2012 VCP and the amounts actually paid.

Name	Year	Amount Payable at 100% Target Achievement(1)	Amount Actually Paid	Weighted Average Payout Percentage
Richard D. Spurr	2012	$220,000	$181,500	82.5%
James F. Brashear	2012	$75,000	$61,875	82.5%
Michael W. English	2012	$35,000	$28,875	82.5%
David J. Robertson	2012	$75,000	$61,875	82.5%
Russell J. Morgan	2012	$75,000	$61,875	82.5%

(1)	Payment for the 2012 VCP payment was made in December 2012 and in February 2013.

The target opportunity for variable compensation potentially payable to our executives who are exclusively or primarily sales executives was determined by Mr. Spurr. The target amount varies from year-to-year and is based on our specific sales goals (quota) for the year and quarter, as applicable, for the executive in question. The actual variable compensation paid to those executive is exclusively based on the achievement of the targeted sales goals. None of our NEOs participated in sales goals compensation programs.

Equity-based Awards

General

We historically have awarded stock options to our executives as a means of retaining and motivating them over the longer-term (and to attract potential executives to accept employment with us). Since our shareholders approved the Company’s 2012 Incentive Plan, we have also awarded restricted stock to our executives based in the U.S., and restricted stock units to our executives based in Canada.

We have historically offered an equity compensation element to executive compensation for the following reasons:

•

Equity-based awards motivate the award recipient to work to achieve the financial and business metrics that our Board establishes from time-to-time because it enables the option recipient to share in the success of our Company’s business as, if and when that success is reflected in our stock price.

•	Equity-based awards are crucial to recruiting and retaining the services of qualified and talented personnel (i.e., the award recipient).

•

We have no non-qualified deferred compensation arrangements and no defined benefit pension plans; accordingly, our Board believes that equity-based awards are a primary means by which our executives anticipate accumulating value for retirement.

Equity awards, to the extent made, are made to our executive officers based on the following factors:

•	The importance of the individual’s role to our Company;

•	The individual’s experience, skills and/or knowledge in fulfilling that role;

•	The value of grants in employee retention and motivation for future performance;

•	An assessment of peer companies’ equity-based compensation for similarly-situated executives; and

•	Achieving parity among our executive officers.

Policies and Practices

The Board generally considers and makes equity-based compensation grants to each of our executive officers on an annual basis. The Board generally grants equity awards in the first quarter of each year, following the public announcement of the Company’s financial performance for the prior calendar year.

All stock options granted by the Company after 2009 have an exercise price equal to the market price of our common stock on the day of the grant. Before 2010, the Company granted some stock options with exercise prices higher than the market price of our common stock on the day of the grant. The Company expects that any stock options granted in the future would have an exercise price equal to the market price of our common stock on the day of the grant.

2012 Equity Awards

The Board issued stock options to the named executive officers in March of 2012. As indicated above, the executive compensation study prepared by Paradox indicated that the Company’s long-term incentive awards were below the average of the compensation analysis peer group and had been for several years. After consideration of the executive compensation study prepared by Paradox, the Board decided to grant additional awards in July of 2012, consisting of restricted stock awards and additional options. Mr.  Morgan was granted restricted stock units, instead of restricted stock awards, because he is located in Canada.

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the 2012 Annual Meeting of Shareholders, approximately 85.8% of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2012 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

In light of the stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Board of Directors and the Compensation Committee have not made material changes to our executive compensation program for 2013. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Frequency of Advisory Shareholder Vote on Executive Compensation

At the 2011 Annual Meeting of Shareholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

Impact of Accounting and Tax Treatments of Compensation

The tax and accounting treatment of the salary compensation, variable compensation, stock options or stock awards paid or awarded to our executives generally is not a factor in determining the magnitude of compensation payable to our executives or the relative mix of these elements in their compensation packages.

We understand that compensation in excess of $1,000,000 per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The independent directors retain authority under the VCP to adjust award levels in their discretion. We anticipate that none of our five most highly compensated executive officers would have annual compensation exceeding $1,000,000, including any awards under the VCP. Thus, we do not expect our executive compensation programs to result in any disallowed compensation deduction in the ordinary course. Options granted to executives comply with the requirements of 162(m), other than the options granted to Mr. Spurr in connection with his hire in 2004, which were not granted under a shareholder-approved plan.

Equity Ownership Guidelines

We do not currently have stock ownership or equity award retention guidelines for our directors or executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” be included in our proxy statement for the 2012 Annual Meeting of Shareholders (and incorporated by reference into our 2012 Annual Report on Form 10-K).

May 3, 2013	Respectfully submitted by the Compensation Committee,

Michael E. Dailey
Taher A. Elgamal (Chair)
Maribess L. Miller

Affirmed by non-member independent directors,

Mark J. Bonney
Robert C. Hausmann
Antonio R. Sanchez III

2012 EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2012, 2011 and 2010 by our named executive officers.

Summary Compensation Table

The following table sets forth the compensation during the last three years paid to or earned by the Company’s CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers as of the end of 2012.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard D. Spurr Chairman, Chief Executive Officer and President	2012	$330,000	—	$373,500	$771,665	$181,500	$8,561	$1,665,226
	2011	$300,000	—	—	$250,920	$120,000	$8,156	$679,076
	2010	$300,000	$200,000	—	—	—	$8,344	$508,344

James F. Brashear* Vice President, General Counsel and Secretary	2012	$225,000	—	$44,820	$66,318	$61,875	$3,651	$401,664
	2011	$225,000	—	—	$75,276	$45,000	$4,380	$349,656
	2010	$196,875	$50,000	—	$124,910	—	$3,238	$375,023

Michael W. English** Vice President and Chief Financial Officer	2012	$187,500	—	$44,820	$94,553	$28,875	$1,754	$357,502
	2011	$162,691	—	—	$75,276	$21,000	$1,445	$260,412
	2010	—	—	—	—	—	—	—

Russell J. Morgan(5) Vice President, Client Services	2012	$230,000	—	$32,370	$67,766	$61,875	$11,509	$403,520
	2011	$227,700	—	—	$87,822	$45,000	$9,266	$369,788
	2010	$213,532	$75,000	—	$79,846	—	$7,075	$375,452

David J. Robertson Vice President, Engineering	2012	$240,000	—	$249,000	$234,582	$61,875	$7,430	$792,887
	2011	$215,000	—	—	$100,368	$45,000	$6,465	$366,833
	2010	$200,000	$75,000	—	$112,912	—	$7,132	$395,044

*	Mr. Brashear was hired in February 2010.
**	Mr. English was promoted to Vice President and Chief Financial Officer in August 2011.
(1)	The stated amounts were paid at the Board’s discretion based on the overall performance of the business.
(2)	The stated amount is the aggregate grant date fair value of (a) stock awards, such as restricted stock and restricted stock units, and (b) stock options awarded. These amounts were computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar years 2010, 2011 and 2012) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2012 Annual Report on Form 10-K.
(3)	The stated amounts represent annual incentive compensation paid based on the achievement of the predetermined performance objectives approved by our Board of Directors.
(4)	Includes 401(k) Company contribution (which we offer on a non-discriminatory basis to all 401(k) plan participants) and life insurance premiums paid by the Company (which we offer on a non-discriminatory basis to all full-time employees) for the benefit of the named person.
(5)	Actual compensation to Mr. Morgan was paid in Canadian dollars and has been translated to U.S. dollars using the 2012, 2011, and 2010 average daily exchange rates, respectively, of 1.000, 1.012, and .9706 U.S. dollars per Canadian dollar.

2012 Grants of Plan-Based Awards

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during 2012.

Name	Grant Date of Equity- Based Awards	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Target (1)	Maximum
Richard D. Spurr	02/23/12	Stock Option(3)				200,000	$2.90	$373,440
	07/26/12	Stock Option(3)				250,000	$2.49	$398,225
	07/26/12	Restricted Stock(4)			150,000			$373,500
		Cash Incentive	$220,000	$264,000
James F. Brashear	03/08/12	Stock Option(3)				20,000	$2.93	$37,646
	07/26/12	Stock Option(3)				18,000	$2.49	$28,672
	07/26/12	Restricted Stock(4)			18,000			$44,820
		Cash Incentive	$75,000	$90,000
Michael W. English	03/08/12	Stock Option(3)				35,000	$2.93	$65,881
	07/26/12	Stock Option(3)				18,000	$2.49	$28,672
	07/26/12	Restricted Stock			18,000			$44,820
		Cash Incentive	$35,000	$42,000
Russell J. Morgan	03/08/12	Stock Option(3)				25,000	$2.93	$47,058
	07/26/12	Stock Option(3)				13,000	$2.49	$20,708
	07/26/12	Res. Stock Unit(4)			13,000			$32,370
		Cash Incentive	$75,000	$90,000
David J. Robertson	03/08/12	Stock Option(3)				40,000	$2.93	$75,292
	07/26/12	Stock Option(3)				100,000	$2.49	$159,290
	07/26/12	Restricted Stock(4)			100,000			$249,000
		Cash Incentive	$75,000	$90,000

(1)	The targeted and maximum amounts were established by the Board pursuant to our 2012 VCP. The VCP provided that the amounts to be paid would be based on the achievement of pre-determined performance objectives stated in the VCP. The amounts actually paid to each of the named executive officers for calendar year 2012 (representing approximately 82.5% of the targeted amounts) are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above. See Compensation Discussion and Analysis — Executive Officer Variable Compensation” above for more information pertaining to the performance metrics that were used to determine the variable compensation amounts to be paid to our named executive officers under the VCP.
(2)	The stated amount is the aggregate fair market value of the option grant on the grant date computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our audited financial statements included in our 2012 Annual Report on Form 10-K.
(3)	Reflects stock options issued under the Company’s 2012 Incentive Plan that vest quarterly on a pro-rata basis through the fourth anniversary of the grant date.
(4)	Reflects restricted stock or restricted stock units issued under the Company’s 2012 Incentive Plan that vest annually on a pro-rata basis through the fourth anniversary of the grant date.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards granted to the named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Grant	Option	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable(1)	Price	Date	Expiration Date	Vested(#)		Not Vested
Richard D. Spurr	650,000	—	$10.80	02/24/04	02/23/14
	350,000	—	$6.00	11/17/04	11/16/14
	350,000	—	$3.78	03/23/05	03/22/15
	350,000	—	$4.00	03/02/06	03/01/16
	273,334	—	$1.50	12/18/06	12/17/16
	400,000	—	$4.87	12/20/07	12/19/17
	41,666	—	$1.11	12/23/08	12/22/18
	41,666	58,334	$3.86	07/28/11	07/27/21
	49,999	150,001	$2.90	02/23/12	02/22/22
	15,625	234,375	$2.49	07/26/12	07/25/22	150,000	(2)	$418,500
James F. Brashear	21,666	8,334	$1.82	02/08/10	02/07/20
	12,499	17,501	$3.86	07/28/11	07/27/21
	4,999	15,001	$2.93	03/08/12	03/07/22
	1,125	16,875	$2.49	07/26/12	07/25/22	18,000	(2)	$50,220
Michael W. English	9,000	—	$4.87	12/20/07	12/19/17
	630	—	$1.11	12/23/08	12/22/18
	12,499	17,501	$3.86	07/28/11	07/27/21
	8,749	26,251	$2.93	03/08/12	03/07/22
	1,125	16,875	$2.49	07/26/12	07/25/22	18,000	(2)	$50,220
Russell J. Morgan	10,000	—	$4.38	01/22/03	01/21/13
	100,000	—	$5.00	09/08/04	09/07/14
	80,000	—	$3.00	02/22/06	02/21/16
	40,000	—	$1.50	12/18/06	12/17/16
	50,000	—	$4.87	12/20/07	12/19/17
	16,000	—	$1.11	12/23/08	12/22/18
	51,857	4,715	$2.05	02/18/10	02/17/20
	14,583	20,417	$3.86	07/28/11	07/27/21
	6,249	18,751	$2.93	03/08/12	03/07/22
	812	12,188	$2.49	07/26/12	07/25/22	13,000	(3)	$36,270
David J. Robertson	50,000	—	$4.38	01/22/03	01/21/13
	100,000	—	$5.00	09/08/04	09/07/14
	100,000	—	$3.00	02/22/06	02/21/16
	100,000	—	$1.50	12/18/06	12/17/16
	75,000	—	$4.87	12/20/07	12/19/17
	18,750	—	$1.11	12/23/08	12/22/18
	73,333	6,667	$2.05	02/18/10	02/17/20
	16,666	23,334	$3.86	07/28/11	07/27/21
	9,999	30,001	$2.93	03/08/12	03/07/22
	6,250	93,750	$2.49	07/26/12	07/25/22	100,000	(2)	$279,000

(1)	Option grants made prior to June 2012 vest quarterly on a pro-rata basis through the third anniversary of the grant date. Options granted after June 2012 vest quarterly on a pro-rata basis through the fourth anniversary of the grant date.
(2)	The restrictions on these restricted stock grants lapse annually on a pro-rata basis through the fourth anniversary of the grant date.
(3)	These restricted stock units vest annually on a pro-rata basis through the fourth anniversary of the grant date.

2012 Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers in 2012 and stock awards held by our named executive officers that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard D. Spurr	—	$—	—	—
James F. Brashear	70,000	$45,318	—	—
Michael W. English	—	—	—	—
Russell J. Morgan	—	—	—	—
David J. Robertson	—	—	—	—

Pension Benefits

We have no Company-sponsored plans that provide for specified retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, to any Company employees.

Nonqualified Deferred Compensation

We have no Company-sponsored plans that provide for the payment of nonqualified deferred compensation to any Company employees.

Separation Payments and Change of Control Payments

General

We have agreements with certain of our executive officers and other key executives which provide for payments to those executives if their employment is terminated under specified circumstances. The Board believes that these executive termination benefit agreements (“ETBAs”) encourage employee retention and were crucial to retention of senior executives in recent years. The Board also believes the benefits provided to executives under the ETBAs provide legal “consideration” supporting the enforceability of confidentiality, non-competition and non-solicitation obligations undertaken by our executives. These ETBAs, and the benefits potentially payable in certain scenarios, are summarized in the text and table below.

Termination Without Cause

Our ETBAs provide for the payment of a number of months’ base salary if the executive’s employment is terminated “other than for cause,” as defined in the agreement. For Mr. Spurr, the termination payments equal 12 months’ base salary. For the other named executive officers with ETBAs, the termination payments vary with tenure with a minimum payment of 6 months’ base salary and a maximum of 12 months’ base salary. Payments are made over the number of months specified in the agreements and are conditioned upon the executive providing the Company a release of liability.

Resignation for Good Reason or a Change of Control Good Reason

In some cases, the ETBAs provide for the termination payments to be made to the affected executive upon a resignation for a “change of control good reason” or for a “good reason,” as defined in the agreements. The ETBAs do not permit any executive to resign voluntarily and receive severance payments, unless the resignation was for a “good reason” permitted by the agreement. “Good reasons” include, for example, a material diminution in the employee’s authority, duties or responsibilities, a material diminution in the executive’s base salary or a material change in the geographic location at which the employee must perform services. Severance payments are further conditioned upon the executive providing adequate notice to the Company affording it an opportunity to remedy the situation giving rise to the “good reason.”

Accelerated Vesting of Equity-Based Awards

Upon termination related to a “change in control” or upon an executive’s “termination without cause,” all of that executive’s unvested stock options, restricted stock and restricted stock units will immediately vest. The Board believes these vesting acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert efforts to see that the change in control transaction is consummated.

COBRA Payment

The Company will pay the cost of COBRA continuation of health benefits for twelve months for Mr. Spurr, 11 months for Mr. Robertson and 6 months for the other named executive officers upon a termination without cause, , a resignation for a “change of control good reason” or for a “resignation for good reason,” as stated in the agreements.

Potential Payments

The table below summarizes the value of potential payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2012 under the circumstances shown, or if a change in control of the Company had occurred on December 31, 2012. The table excludes (1) amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2012, and (2) vested account balances in our 401(k) Plan that are generally available to all of our employees. Actual amounts to be paid can only be determined at the time of such executive’s termination of service.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Termination “Without Cause”	Resignation for “Good Reason”	Change in Control “Good Reason”	Change in Control	Voluntary Termination	Death	Disability
Richard D. Spurr	Severance Pay (1)	$330,000	$330,000	$330,000
	Stock Option Vesting Acceleration (2)	$70,313	$70,313	$70,313
	Stock Restriction Lapses	$418,500	$418,500	$418,500
	Health Care Benefits Continuation (1)	$5,352	$5,352	$5,352

James F. Brashear	Severance Pay (1)	$112,500	$112,500	$112,500
	Stock Option Vesting Acceleration (2)	$13,146	$13,146	$13,146
	Stock Restriction Lapses	$50,220	$50,220	$50,220
	Health Care Benefits Continuation (1)	$5,336	$5,336	$5,336

Michael W. English	Severance Pay (1)	$100,000	$100,000	$100,000
	Stock Option Vesting Acceleration (2)	$3,175	$3,175	$3,175
	Stock Restriction Lapses	$50,220	$50,220	$50,220
	Health Care Benefits Continuation (1)	$8,950	$8,950	$8,950

Russell J. Morgan	Severance Pay (1)	$115,000	—	—
	Stock Option Vesting Acceleration (2) Restricted Stock Unit Vesting Acceleration	—	—	—

David J. Robertson	Severance Pay (1)	$208,333	$208,333	$208,333
	Stock Option Vesting Acceleration (2)	$4,934	$4,934	$4,934
	Stock Restriction Lapses	$279,000	$279,000	$279,000
	Health Care Benefits Continuation (1)	$14,916	$14,916	$14,916

(1)	Severance and health care benefits continuation would be paid over 12 months to Mr. Spurr, 11 months to Mr. Robertson, and 6 months for the other executive officers.

(2)	Value determined based upon the difference between our stock price on December 31, 2012 of $2.79 and the exercise price of unvested options, if positive, multiplied by the number of options that would become vested upon the termination of employment and/or change in control.

Equity Compensation Plan Information

The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by shareholders	7,013,210	$3.55	1,385,000
Equity compensation plans not approved by shareholders	784,566	$10.14	0
Total	7,797,776	$4.22	1,385,000

A description of the material terms of our equity arrangements that have not been approved by our shareholders follows:

Richard D. Spurr, Chairman and Chief Executive Officer

In February 2004, as part of his employment package, Mr. Spurr received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. These options became fully vested in January 2007. As of December 31, 2012, all 650,000 options remained unexercised.

Other Non-Shareholder-Approved Stock Option Agreements With Employees

As of December 31, 2012, option grants to employees were outstanding covering 116,666 and 17,900 shares under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $1.22 to $11.00. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.

Non-Shareholder-Approved Stock Option Agreements With Third Parties

From time-to-time, we may grant stock options to advisory board members, consultants, contractors, and other third parties for services provided to our Company. At December 31, 2012, no options were outstanding under non-shareholder approved arrangements to non-employees.

Certain Relationships and Related Transactions

There have been no transactions since January 1, 2012, between the Company and any “related person” required to be reported under SEC Regulation S-K, Item 404(a). Todd R. Spurr, the son our Chairman and CEO, is employed as a Renewals Manager in our encrypted email business sales department. Todd Spurr’s employment with us pre-dates his father’s employment with us. Todd Spurr’s compensation is comprised of a base salary and commissions and is commensurate with other similarly-situated employees.

Our Audit Committee Charter provides that the Audit Committee reviews and addresses conflicts of interest of directors and officers. Unless otherwise approved by another independent body of the Board of Directors in accordance with NASDAQ Listing Rule 5630, the Audit Committee reviews, discusses with management and, if deemed advisable, the Company’s independent auditor, and determines whether to approve any transactions or courses of dealing with related parties. “Transactions or courses of dealing with related parties” includes all transactions required to be disclosed under Item 404 of Regulation S-K.

Our Board of Directors Procedures and Corporate Governance Overview provides that if there is a proposed transaction between the Company and a “related person” that is required to be publicly reported under Item 404(a) of SEC Regulation S-K, the following procedures apply:

•	The transaction is reviewed by disinterested director, and the affirmative vote of a majority of the disinterested directors is required to approve the transaction;

•	The director that is or has a relationship with the “related person” in the transaction is permitted to provide information relating to the transaction in question, either verbally or in writing;

•	The disinterested directors are afforded an opportunity to meet and discuss the transaction in question in executive session (i.e., without the presence of the “related person” director); and

•	The director that is the related person in the transaction abstains from voting on the matter.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named as proxy holders in the accompanying proxy card and voting instructions to vote the shares in their discretion. Discretionary authority with respect to other matters is granted by signing and returning the enclosed proxy card or by otherwise providing voting instructions.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC. You may either:

•	Read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 3, 2012. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2012 (excluding exhibits), is being mailed together with this Proxy Statement and is available on our website at investor.zixcorp.com in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

Please date, sign and return the proxy card at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. We would appreciate the prompt return of your proxy card, as it will save the expense of further mailings.

By Order of the Board of Directors,

Dallas, Texas	James F. Brashear
May 3, 2013	Vice President, General Counsel & Corporate Secretary

ZIX CORPORATION 2711 N. HASKELL AVENUE SUITE 2200, LB36 DALLAS, TX 75204-2960

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The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees		☐	☐	☐
01 Mark J. Bonney 02 Michael E. Dailey 03 Taher A. Elgamal 04 Robert C. Hausmann 05 Maribess L. Miller 06 Antonio R. Sanchez III 07 Richard D. Spurr
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2	Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accountants.							☐	☐	☐
3	Advisory vote to approve executive compensation.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ZIX CORPORATION

Annual Meeting of Shareholders

June 12, 2013 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James F. Brashear and Michael W. English, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot and in his/her discretion as to such other business as may properly come before the above stated meeting, all of the shares of Common stock of ZIX CORPORATION that the shareholder(s) is/are entitled to vote at the above-stated annual meeting, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side